EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED

CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51106, 333-136203 and 333-136204) of Imperial Industries, Inc. of our report dated March 31, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Miami, Florida

March 30, 2007